SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2010 (October 27, 2010)
XM SATELLITE RADIO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-39178	52-1805102
(State or other	(Commission File	(I.R.S. Employer
Jurisdiction	Number)	Identification
of Incorporation)		No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Offering of 7.625% Senior Notes due 2018
On October 27, 2010, we issued $700 million aggregate principal amount of 7.625% Senior Notes due 2018 (the “Notes”). The Notes were offered to certain non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and to qualified institutional buyers pursuant to Rule 144A under the Securities Act at a purchase price equal to 100% of their principal amount. The terms of the Notes are governed by an Indenture, dated as of October 27, 2010, among us, the guarantors named therein and U.S. Bank National Association, as trustee (the “Indenture”). The following summary is not a complete description of all of the terms of the Notes.
Interest and maturity. Interest is payable semi-annually in arrears on May 1 and November 1 at a rate of 7.625% per annum, commencing on May 1, 2011. The Notes will mature on November 1, 2018.
Guarantees. XM 1500 Eckington LLC, XM Investment LLC, XM Equipment Leasing LLC, XM Radio Inc., XM Capital Resources Inc., XM eMall Inc., Effanel Music, Inc. and XM Innovations Inc., our wholly owned domestic subsidiaries, guarantee our obligations under the Notes, including the payment of principal and interest.
Ranking. The Notes are our general unsecured senior obligations. The Notes rank senior in right of payment to all of our existing and future subordinated indebtedness; the Notes rank equal in right of payment with all of our existing and future senior indebtedness; the Notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and the Notes are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of our subsidiaries that are not guarantors.
The Note guarantees rank senior in right of payment to all of the existing and future subordinated indebtedness of the guarantors; the Notes rank equal in right of payment with all existing and future senior indebtedness of the guarantors; the Notes are effectively subordinated to all of the existing and future secured indebtedness of the guarantors to the extent of the value of the collateral securing such indebtedness; and the Notes are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any of the guarantors’ subsidiaries that are not guarantors.
Optional redemption. At any time prior to November 1, 2014, we may redeem some or all of the Notes at any time and from time to time at a “make-whole” redemption price set forth in the Indenture. On or after November 1, 2014, we may redeem some or all of the Notes, in whole or in part, at any time at the redemption prices set forth in the Indenture.

In addition, prior to November 1, 2013, we may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 107.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption with the proceeds of certain equity offerings.
Change of control and other restrictive covenants. The Notes are subject to covenants that, among other things, require us to make an offer to repurchase the Notes at 101% of their principal amount in the event of a change of control, and limit our ability and the ability of our restricted subsidiaries to incur or guarantee more debt; pay dividends and make distributions; make certain investments; repurchase or redeem stock or junior indebtedness; create liens; incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us; enter into transactions with affiliates; enter into sale/leaseback transactions; merge or consolidate; and transfer or sell assets. A merger of Sirius XM Radio Inc. with or into XM Satellite Radio Inc. will not constitute a change of control requiring an offer to repurchase the Notes.
Use of proceeds. We used a portion of the net proceeds from the sale of the Notes to repurchase $489,065,000 aggregate principal amount of our 11.25% Senior Secured Notes due 2013 (the “11.25% Notes”) in connection with the initial settlement of our previously announced tender offer and consent solicitation (the “Tender Offer”). We intend to use the remaining net proceeds for general corporate purposes, including purchases of 11.25% Notes pursuant to the final settlement of the Tender Offer and for the repurchase, redemption, defeasance or repayment of any 11.25% Notes not purchased in the Tender Offer or the repurchase, redemption, defeasance or repayment of our other indebtedness.
Tender Offer and Consent Solicitation
On October 27, 2010, we exercised our early purchase option and accepted for purchase all of the $489,065,000 aggregate principal amount of 11.25% Notes tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on October 26, 2010 pursuant to the Tender Offer. Based on the amount of 11.25% Notes tendered, we received the requisite consents to adopt the proposed amendments to the 11.25% Notes, the indenture governing the 11.25% Notes and the related security documents. A supplemental indenture and other documents giving effect to the amendments have been executed and delivered. The amendments have eliminated most of the restrictive covenants and certain of the events of default contained in the indenture governing the 11.25% Notes and have released the security for, and guarantees of, the 11.25% Notes. In addition, the amendments have caused the termination of the Collateral Agreement, dated December 31, 2009, among XM Satellite Radio Holdings Inc., us, the guarantors party thereto and U.S. Bank National Association, as collateral agent, and of the Collateral Agency Agreement, dated December 31, 2009, among XM Satellite Radio Holdings Inc., us, the guarantors party thereto and U.S. Bank National Association, in its capacity as collateral agent and as trustee under the indenture governing the 11.25% Notes.

Item 1.02 Termination of a Material Definitive Agreement
The response to Item 1.01 is hereby incorporated into this Item 1.02.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The response to Item 1.01 is hereby incorporated into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
4.1 Indenture, dated as of October 27, 2010, among XM Satellite Radio Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.
4.2 Supplemental Indenture, dated as of October 27, 2010, among XM Satellite Radio Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.
99.1 Press Release dated October 27, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO INC.
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Secretary

Dated: October 28, 2010